EXHIBIT 11


                         BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING


                                                               Three Months
                                                                   Ended
                                                            September 30, 1999
                                                            ------------------


   Weighted average number of basic shares outstanding           7,581,311
    Stock option plan shares to be issued at prices
      ranging from $2.80 to $17.94 per share                       882,827
    Less: Assumed purchase at average market price
         during the period using proceeds received upon
         exercise of options and purchase of stock, and
         using tax  benefits  of  compensation  due to
         premature dispositions                                   (829,996)
                                                                 ---------
   Weighted average number of diluted shares outstanding         7,634,142
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